Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTINGFIRM

We hereby consent to the use in this Annual Report on Form 20-F of BTC Digital Ltd. (the “Company”) of our report dated April 30, 2025, relating to the financial statements of the Company.

/s/ Audit Alliance LLP

Singapore

April 30, 2025